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                                   EXHIBIT 5.1

[Piper Rudnick LLP Logo]

                                                     October 15, 2003

Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, Maryland 20876

Ladies and Gentlemen:

         We, as counsel to Advancis Pharmaceutical Corporation, a Delaware corporation (the "Company"), hereby provide this opinion in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 4,667,679 shares of Common Stock, par value $0.01 per share (the "Shares"), 4,567,679 of which are issuable pursuant to the Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan, and 100,000 of which are issuable pursuant to the Advancis Pharmaceutical Corporation Employee Stock Purchase Plan (collectively, the Stock Incentive Plan and the Employee Stock Purchase Plan are hereinafter referred to as the "Plans").

         We have examined copies of the Company's Certificate of Incorporation, as amended, Bylaws, as amended, the Plans, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes, and authorities that we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, it is our opinion that the Shares to be issued under the Plans have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plans, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plans, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

         The opinion set forth herein is limited to matters governed by the laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to any other laws.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Piper Rudnick LLP
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                                                     PIPER RUDNICK LLP